Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS
Luxembourg, July 25, 2024 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2024.
“We had a strong second quarter and believe we are on track to achieve our 2024 guidance of 13% to 32% service revenue growth over 2023 and Adjusted EBITDA(1) of between $17.5 million and $22.5 million in 2024, a $21 million improvement in Adjusted EBITDA(1) over 2023 if the midpoint is achieved. For the quarter, we generated $36.9 million of Service revenue and $4.4 million of Adjusted EBITDA(1) and modestly increased cash and cash equivalents to $29.7 million. Our financial results reflect our strong sales wins, price increases, referral volume growth and lower cost base in what continues to be an incredibly difficult environment of close to historically low mortgage delinquency rates and low origination volume,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We continue to win meaningful new business and are making good progress ramping sales wins on a much lower cost base. As we ramp new business, we are cautiously optimistic that we will exit the year at a $30 million plus Adjusted EBITDA(1) run-rate.”
Second Quarter 2024 Highlights(2)
Company, Corporate and Financial:
•Second quarter Service revenue of $36.9 million was $3.7 million, or 11%, higher than the same quarter of 2023
•Second quarter Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”)(1) of $4.4 million was $7.9 million better than the same quarter of 2023
•Second quarter Adjusted EBITDA(1) margin of 11.9% was considerably stronger than the (10.5)% Adjusted EBITDA(1) margin in the same quarter of 2023
•Second quarter gross profit margin of 34.0% was considerably stronger than the 16.7% gross profit margin in the same quarter of 2023
•Ended the quarter with $29.7 million of cash and cash equivalents, $15.0 million available under a revolving credit facility and $198.7 million of net debt(1)
Business and Industry:
•Generated sales wins which we estimate represent potential annualized revenue on a stabilized basis of $15.3 million for the Servicer and Real Estate segment and $1.5 million for the Origination segment
•Ended the quarter with a weighted average sales pipeline between $31 million and $39 million of estimated potential revenue on a stabilized basis based upon forecasted probability of closing (comprising of between $18 million and $23 million in the Servicer and Real Estate segment and between $13 million and $16 million in the Origination segment)
•Improved Adjusted EBITDA(1) in the Servicer and Real Estate and Origination segments (together “Business Segments”) to $11.6 million, or 31.3% of Service revenue, from $6.0 million, or 18.2% of Service revenue, in the same quarter of 2023

•Industrywide foreclosure initiations were 9% lower for the six months ended June 30, 2024 compared to the same period in 2023 (and 37% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide foreclosure sales were 14% lower for the six months ended June 30, 2024 compared to the same period in 2023 (and 53% lower than the same pre-COVID-19 periods in 2019)(3)
•Industrywide mortgage origination volume decreased by 13% for the second quarter 2024 compared to the second quarter 2023(4)
•Industrywide seriously delinquent mortgage rate (90+ day past due and loans in foreclosure) declined to 1.1% in June 2024 compared to 1.3% in December 2023(3)
Second Quarter 2024 Financial Results
•Service revenue of $36.9 million
•Loss before income taxes and non-controlling interests of $(7.6) million
•Net loss attributable to Altisource of $(8.3) million
•Adjusted EBITDA(1) of $4.4 million
Second Quarter 2024 Results Compared to the Second Quarter 2023 (unaudited):

(in thousands, except per share data)	Second Quarter 2024	Second Quarter 2023	% Change	Year-to-Date June 30, 2024	Year-to-Date June 30, 2023	% Change
Service revenue	$36,863	$33,173	11	$73,754	$70,244	5
Revenue	39,121	35,235	11	78,590	74,696	5
Gross profit	12,717	5,532	130	25,021	14,036	78
Income (loss) from operations	2,083	(6,809)	131	1,535	(10,399)	115
Adjusted operating income (loss)(1)	4,210	(2,333)	280	7,168	(59)	N/M
Loss before income taxes and non-controlling interests	(7,566)	(18,198)	58	(16,001)	(29,536)	46
Pretax loss attributable to Altisource(1)	(7,601)	(18,211)	58	(16,077)	(29,629)	46
Adjusted pretax loss attributable to Altisource(1)	(5,474)	(13,735)	60	(10,444)	(19,289)	46
Adjusted EBITDA(1)	4,384	(3,491)	226	9,016	(2,020)	N/M
Net loss attributable to Altisource	(8,307)	(18,850)	56	(17,505)	(31,797)	45
Adjusted net loss attributable to Altisource(1)	(5,957)	(14,140)	58	(11,555)	(21,228)	46
Diluted loss per share	(0.29)	(0.90)	68	(0.62)	(1.62)	62
Adjusted diluted loss per share(1)	(0.21)	(0.68)	69	(0.41)	(1.08)	62
Net cash provided by (used in) operating activities	180	(7,882)	102	(2,057)	(10,940)	81
Net cash provided by (used in) operating activities less additions to premises and equipment(1)	180	(7,882)	102	(2,057)	(10,940)	81

Margins:
Gross profit / service revenue	34%	17%		34%	20%
Adjusted EBITDA(1) / service revenue	12%	(11)%		12%	(3)%

N/M — not meaningful.
•Second quarter and year-to-date 2023 loss before income taxes and non-controlling interests includes $0.1 million and $3.3 million. respectively, of debt amendment costs (no comparative amount for the second quarter and year-to-date 2024). Second quarter and year-to-date 2023 loss before income taxes and non-controlling interests includes $1.8 million and $1.1 million, respectively, of other income related to the change in fair value of warrant liability (no comparative amount for the second quarter and year-to-date 2024).
________________________
(1)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(2)Applies to the second quarter 2024 unless otherwise indicated
(3)Based on data from ICE’s Mortgage Monitor and First Look reports with data through June 2024
(4)Based on estimated number of loans originated as reported by the Mortgage Bankers Association’s Mortgage Finance Forecast dated July 19, 2024

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Service revenue	$36,863	$33,173	$73,754	$70,244
Reimbursable expenses	2,223	2,049	4,760	4,359
Non-controlling interests	35	13	76	93
Total revenue	39,121	35,235	78,590	74,696
Cost of revenue	26,404	29,703	53,569	60,660
Gross profit	12,717	5,532	25,021	14,036
Selling, general and administrative expenses	10,634	12,341	23,486	24,435

Income (loss) from operations	2,083	(6,809)	1,535	(10,399)
Other income (expense), net:
Interest expense	(9,788)	(9,904)	(19,317)	(16,664)
Change in fair value of warrant liability	—	(1,774)	—	(1,080)
Debt amendment costs	—	(101)	—	(3,343)
Other income (expense), net	139	390	1,781	1,950
Total other income (expense), net	(9,649)	(11,389)	(17,536)	(19,137)

Loss before income taxes and non-controlling interests	(7,566)	(18,198)	(16,001)	(29,536)
Income tax provision	(706)	(639)	(1,428)	(2,168)

Net loss	(8,272)	(18,837)	(17,429)	(31,704)
Net income attributable to non-controlling interests	(35)	(13)	(76)	(93)

Net loss attributable to Altisource	$(8,307)	$(18,850)	$(17,505)	$(31,797)

Loss per share:
Basic	$(0.29)	$(0.90)	$(0.62)	$(1.62)
Diluted	$(0.29)	$(0.90)	$(0.62)	$(1.62)

Weighted average shares outstanding:
Basic	28,551	20,840	28,366	19,648
Diluted	28,551	20,840	28,366	19,648

Comprehensive loss:
Comprehensive loss, net of tax	$(8,272)	$(18,837)	$(17,429)	$(31,704)
Comprehensive income attributable to non-controlling interests	(35)	(13)	(76)	(93)

Comprehensive loss attributable to Altisource	$(8,307)	$(18,850)	$(17,505)	$(31,797)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$29,702	$32,522
Accounts receivable, net of allowance for doubtful accounts of $3,421 and $3,123, respectively	13,190	11,682
Prepaid expenses and other current assets	8,309	11,336
Total current assets	51,201	55,540

Premises and equipment, net	1,124	1,709
Right-of-use assets under operating leases	2,612	3,379
Goodwill	55,960	55,960
Intangible assets, net	24,008	26,548
Deferred tax assets, net	4,983	4,992
Other assets	6,669	6,730

Total assets	$146,557	$154,858

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$30,044	$30,088
Current portion of long-term debt	223,009	—
Deferred revenue	3,634	3,195
Other current liabilities	2,245	2,477
Total current liabilities	258,932	35,760

Long-term debt	—	215,615
Deferred tax liabilities, net	9,047	9,028
Other non-current liabilities	18,778	19,510

Commitments, contingencies and regulatory matters

Deficit:
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 27,110 outstanding as of June 30, 2024; 29,963 issued and 26,496 outstanding as of December 31, 2023)	29,963	29,963
Additional paid-in capital	179,937	177,278
Accumulated deficit	(234,351)	(180,162)
Treasury stock, at cost (2,853 shares as of June 30, 2024 and 3,467 shares as of December 31, 2023)	(116,389)	(152,749)
Altisource deficit	(140,840)	(125,670)

Non-controlling interests	640	615
Total deficit	(140,200)	(125,055)

Total liabilities and deficit	$146,557	$154,858

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(17,429)	$(31,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	572	1,353
Amortization of right-of-use assets under operating leases	811	930
Amortization of intangible assets	2,540	2,560
PIK accrual	4,269	2,556
Share-based compensation expense	3,057	2,687
Bad debt expense	550	522
Amortization of debt discount	1,901	1,828
Amortization of debt issuance costs	1,224	1,249
Deferred income taxes	18	(203)
Loss on disposal of fixed assets	13	27
Change in fair value of warrant liability	—	1,080
Changes in operating assets and liabilities:
Accounts receivable	(2,058)	(1,214)
Prepaid expenses and other current assets	3,027	12,504
Other assets	61	(2,045)
Accounts payable and accrued expenses	(44)	(1,187)
Current and non-current operating lease liabilities	(838)	(960)
Other current and non-current liabilities	269	(923)
Net cash used in operating activities	(2,057)	(10,940)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	20,461
Exercise of Warrants, net of costs	(90)	—
Debt issuance and amendment costs	—	(4,886)
Repayments of long-term debt	—	(20,000)
Distributions to non-controlling interests	(51)	(202)
Payments of tax withholding on issuance of restricted share units and restricted shares	(632)	(463)
Net cash used in financing activities	(773)	(5,090)

Net decrease in cash, cash equivalents and restricted cash	(2,830)	(16,030)
Cash, cash equivalents and restricted cash at the beginning of the period	35,416	54,273

Cash, cash equivalents and restricted cash at the end of the period	$32,586	$38,243

Supplemental cash flow information:
Interest paid	$11,870	$11,022
Income taxes paid (refunded), net	1,121	(4,509)
Acquisition of right-of-use assets with operating lease liabilities	44	298

Non-cash investing and financing activities:
Warrants issued in connection with Amended Credit Agreement	—	8,096

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating income (loss), pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment, Adjusted EBITDA, Business Segments Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance and Business Segments Adjusted EBITDA to measure the segments overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA and Business Segments Adjusted EBITDA are useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2024 and 2023, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income (loss) is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized loss on warrant liability from income

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
(loss) from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized loss on warrant liability from loss before income taxes and non-controlling interests. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized loss on warrant liability and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized loss on warrant liability (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized loss on warrant liability from net loss attributable to Altisource. Business Segments Adjusted EBITDA is calculated by removing non-controlling interests, depreciation and amortization, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other from income before income taxes and non-controlling interests. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Income (loss) from operations	$2,083	$(6,809)	$1,535	$(10,399)

Intangible asset amortization expense	1,270	1,280	2,540	2,560
Share-based compensation expense	844	1,242	3,057	2,687
Cost of cost savings initiatives and other	13	79	36	670
Debt amendment costs	—	101	—	3,343
Unrealized loss on warrant liability	—	1,774	—	1,080

Adjusted operating income (loss)	$4,210	$(2,333)	$7,168	$(59)

Loss before income taxes and non-controlling interests	$(7,566)	$(18,198)	$(16,001)	$(29,536)

Non-controlling interests	(35)	(13)	(76)	(93)
Pretax loss attributable to Altisource	(7,601)	(18,211)	(16,077)	(29,629)
Intangible asset amortization expense	1,270	1,280	2,540	2,560
Share-based compensation expense	844	1,242	3,057	2,687
Cost of cost savings initiatives and other	13	79	36	670
Debt amendment costs	—	101	—	3,343
Unrealized loss on warrant liability	—	1,774	—	1,080

Adjusted pretax loss attributable to Altisource	$(5,474)	$(13,735)	$(10,444)	$(19,289)

Net loss attributable to Altisource	$(8,307)	$(18,850)	$(17,505)	$(31,797)

Intangible asset amortization expense, net of tax	1,270	1,278	2,540	2,555
Share-based compensation expense, net of tax	715	1,109	2,677	2,276
Cost of cost savings initiatives and other, net of tax	11	65	28	556
Debt amendment costs, net of tax	—	101	—	3,343
Unrealized loss on warrant liability, net of tax	—	1,774	—	1,080
Certain income tax related items	354	383	705	759

Adjusted net loss attributable to Altisource	$(5,957)	$(14,140)	$(11,555)	$(21,228)

Diluted loss per share	$(0.29)	$(0.90)	$(0.62)	$(1.62)

Intangible asset amortization expense, net of tax, per diluted share	0.04	0.06	0.09	0.13
Share-based compensation expense, net of tax, per diluted share	0.03	0.05	0.09	0.12
Cost of cost savings initiatives and other, net of tax, per diluted share	—	—	—	0.03
Debt amendment costs, net of tax, per diluted share	—	—	—	0.17
Unrealized loss on warrant liability, net of tax, per diluted share	—	0.09	—	0.05
Certain income tax related items per diluted share	0.01	0.02	0.02	0.04

Adjusted diluted loss per share	$(0.21)	$(0.68)	$(0.41)	$(1.08)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,270	$1,280	$2,540	$2,560
Tax benefit from intangible asset amortization	—	(2)	—	(5)
Intangible asset amortization expense, net of tax	1,270	1,278	2,540	2,555
Diluted share count	28,551	20,840	28,366	19,648

Intangible asset amortization expense, net of tax, per diluted share	$0.04	$0.06	$0.09	$0.13

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$844	$1,242	$3,057	$2,687
Tax benefit from share-based compensation expense	(129)	(133)	(380)	(411)
Share-based compensation expense, net of tax	715	1,109	2,677	2,276
Diluted share count	28,551	20,840	28,366	19,648

Share-based compensation expense, net of tax, per diluted share	$0.03	$0.05	$0.09	$0.12

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$13	$79	$36	$670
Tax benefit from cost of cost savings initiatives and other	(2)	(14)	(8)	(114)
Cost of cost savings initiatives and other, net of tax	11	65	28	556
Diluted share count	28,551	20,840	28,366	19,648

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.00	$0.00	$0.00	$0.03

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$—	$101	$—	$3,343
Tax benefit from debt amendment costs	—	—	—	—
Debt amendment costs, net of tax	—	101	—	3,343
Diluted share count	28,551	20,840	28,366	19,648

Debt amendment costs, net of tax, per diluted share	$—	$0.00	$—	$0.17

Calculation of the impact of unrealized loss on warrant liability, net of tax
Unrealized loss on warrant liability	$—	$1,774	$—	$1,080
Tax benefit from unrealized gain on warrant liability	—	—	—	—
Unrealized loss on warrant liability, net of tax	—	1,774	—	1,080
Diluted share count	28,551	20,840	28,366	19,648

Unrealized loss on warrant liability, net of tax, per diluted share	$—	$0.09	$—	$0.05

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Certain income tax related items resulting from:
Foreign income tax reserves / other	$354	$383	$705	$759
Certain income tax related items	354	383	705	759
Diluted share count	28,551	20,840	28,366	19,648

Certain income tax related items per diluted share	$0.01	$0.02	$0.02	$0.04

Net cash provided by (used in) operating activities	$180	$(7,882)	$(2,057)	$(10,940)
Less: additions to premises and equipment	—	—	—	—

Net cash provided by (used in) operating activities less additions to premises and equipment	$180	$(7,882)	$(2,057)	$(10,940)

	Three months ended
	June 30, 2024	June 30, 2023	December 31, 2023

Net loss attributable to Altisource	$(8,307)	$(18,850)	$(13,151)

Income tax provision	706	639	1,128
Interest expense (net of interest income)	9,582	9,589	9,246
Depreciation and amortization	276	654	459
Intangible asset amortization expense	1,270	1,280	1,270
Share-based compensation expense	844	1,242	1,151
Cost of cost savings initiatives and other	13	79	127
Debt amendment costs	—	101	7
Unrealized loss on warrant liability	—	1,774	—

Adjusted EBITDA	$4,384	$(3,491)	$237

Business Segments:
Income before income taxes and non-controlling interests	$9,907	$4,191	$6,626

Non-controlling interests	(35)	(13)	(73)
Depreciation and amortization	88	224	110
Intangible asset amortization expense	1,270	1,280	1,270
Share-based compensation expense	314	304	277
Cost of cost savings initiatives and other	9	54	31
Interest expense (net of interest income)	1	—	—

Business Segments Adjusted EBITDA	$11,554	$6,040	$8,241

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

June 30, 2024

Senior Secured Term Loans	$228,354
Less: Cash and cash equivalents	(29,702)

Net debt	$198,652
Note: Amounts may not add to the total due to rounding.